UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT PURSUANT TO SECTION 13 or 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 26, 2021

Commission File Number: 001-14965

The Goldman Sachs Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	13-4019460
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

200 West Street, New York, N.Y.	10282
(Address of principal executive offices)	(Zip Code)

(212) 902-1000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Exchange on which registered

Common stock, par value $.01 per share	GS	NYSE

Depositary Shares, Each Representing 1/1,000th Interest in a Share of Floating Rate Non-Cumulative Preferred Stock, Series A	GS PrA	NYSE

Depositary Shares, Each Representing 1/1,000th Interest in a Share of Floating Rate Non-Cumulative Preferred Stock, Series C	GS PrC	NYSE

Depositary Shares, Each Representing 1/1,000th Interest in a Share of Floating Rate Non-Cumulative Preferred Stock, Series D	GS PrD	NYSE

Depositary Shares, Each Representing 1/1,000th Interest in a Share of 5.50% Fixed-to-Floating Rate Non-Cumulative Preferred Stock, Series J	GS PrJ	NYSE

Depositary Shares, Each Representing 1/1,000th Interest in a Share of 6.375% Fixed-to-Floating Rate Non-Cumulative Preferred Stock, Series K	GS PrK	NYSE

Depositary Shares, Each Representing 1/1,000th Interest in a Share of 6.30% Non-Cumulative Preferred Stock, Series N	GS PrN	NYSE

5.793% Fixed-to-Floating Rate Normal Automatic Preferred Enhanced Capital Securities of Goldman Sachs Capital II	GS/43PE	NYSE

Floating Rate Normal Automatic Preferred Enhanced Capital Securities of Goldman Sachs Capital III	GS/43PF	NYSE

Medium-Term Notes, Series E, Callable Fixed Rate Notes due 2021 of GS Finance Corp.	GS/21F	NYSE

Medium-Term Notes, Series E, Index-Linked Notes due 2028 of GS Finance Corp.	FRLG	NYSE Arca

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 under the Securities Act (17 CFR 230.405) or Rule 12b-2 of the Exchange Act (17 CFR 240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01 Other Events.

The Goldman Sachs Group, Inc. (the “Registrant,” the “firm” or “we”) today announced that the Compensation Committee of the firm’s Board of Directors has determined the 2020 total annual compensation for David M. Solomon, our Chairman and Chief Executive Officer, John E. Waldron, our President and Chief Operating Officer, and Stephen M. Scherr, our Chief Financial Officer.

Mr. Solomon’s total annual compensation for 2020 is $17,500,000, which compares to total annual compensation for 2019 of $27,500,000. Mr. Solomon’s 2020 compensation consists of an annual base salary of $2,000,000, which remains unchanged from last year, and annual variable compensation of $15,500,000. 70% of this annual variable compensation (i.e., $10,850,000) was granted in the form of performance-based restricted stock units (“PSUs”), with the remainder to be paid in the form of cash.

Mr. Waldron’s total annual compensation for 2020 is $18,500,000, which compares to total annual compensation for 2019 of $24,500,000. Mr. Waldron’s 2020 compensation consists of an annual base salary of $1,850,000, which remains unchanged from last year, and annual variable compensation of $16,650,000. 60% of this annual variable compensation (i.e., $9,990,000) was granted in the form of PSUs, with the remainder to be paid in the form of cash.

Mr. Scherr’s total annual compensation for 2020 is $15,500,000, which compares to total annual compensation for 2019 of $22,500,000. Mr. Scherr’s 2020 compensation consists of an annual base salary of $1,850,000, which remains unchanged from last year, and annual variable compensation of $13,650,000. 60% of this annual variable compensation (i.e., $8,190,000) was granted in the form of PSUs, with the remainder to be paid in the form of cash.

The PSUs tie 100% of each of Messrs. Solomon’s, Waldron’s and Scherr’s annual equity-based compensation to ongoing performance metrics.

These compensation amounts reflect the previously announced decision by the Board of Directors to reduce 2020 compensation that would otherwise have been paid to Messrs. Solomon, Waldron and Scherr by $10 million, $7 million and $7 million, respectively, as part of the Board’s broader determination regarding the compensation of certain past and current members of senior management in light of the findings of the government and regulatory investigations and the magnitude of the firm’s settlement of government and regulatory matters relating to 1Malaysia Development Berhad (“1MDB”). While none of Messrs. Solomon, Waldron or Scherr was involved in or aware of the firm’s participation in any illicit activity at the time the firm arranged the 1MDB bond transactions, the Board views the 1MDB matter as an institutional failure, inconsistent with the high expectations it has for the firm.

The Compensation Committee was guided in its determination of 2020 compensation by, among other things, the firm’s Performance Assessment Framework, which is comprised of identified financial performance metrics as well as non-financial factors (i.e., client orientation; risk management; and leadership, culture and values). To this end, in making 2020 compensation decisions, the Compensation Committee considered these factors as well as, among other things, the firm’s strong performance in successfully navigating an unexpected and volatile operating backdrop to meet the needs of clients – driving the firm’s highest full-year net revenues in more than a decade – and solid early progress in executing on all three pillars of the firm’s strategic goals, as well as Messrs. Solomon’s, Waldron’s and Scherr’s outstanding individual performance, including each of their leadership in guiding the firm to achieve these results.

For the year ended December 31, 2020, the Registrant reported net revenues of $44.6 billion, diluted earnings per common share of $24.74 and return on average common shareholders’ equity of 11.1%, as well as book value per share growth of 8.1%.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE GOLDMAN SACHS GROUP, INC.
(Registrant)

Date: January 26, 2021	By:	/s/ Karen P. Seymour
Name: Karen P. Seymour
Title: Executive Vice President and General Counsel